Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Risk Factors” and to the use of our report dated May 4, 2018, in the Registration Statement (Form S-1) and related Prospectus of Gritstone Oncology, Inc. dated August 23, 2018.

/s/ Ernst & Young LLP

Redwood City, California

August 23, 2018